FIRST AMENDMENT TO
CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
PENSION PLAN

                WHEREAS, pursuant to Section 18 of the Curtiss-Wright Electro-Mechanical Division Pension Plan (“Pension Plan”), the Administrative Committee (the “Committee”), may amend the Pension Plan; and

                WHEREAS, the Committee desires to amend the Pension Plan to specify the relationship among certain corporate entities owned or controlled by Curtiss-Wright Corporation and to comply with Treasury regulations regarding retroactive annuity starting dates,

                NOW, THEREFORE, IT IS RESOLVED that the Pension Plan is amended in the following respects, effective as of January 1, 2004, except as otherwise specified below:

1.             Section I.29 is amended by deleting the phrase “the Electro-Mechanical Division of Curtiss-Wright Flow Control Corporation” and by inserting in lieu thereof the phrase “the operations denominated as the Electro-Mechanical Division, which operations were acquired by Curtiss-Wright Electro-Mechanical Corporation, a wholly owned subsidiary of Curtiss-Wright Flow Control Corporation, a wholly owned subsidiary of the Company”.

2.             Subsection 10.A shall be amended by replacing the term “retirement date”, in each place that it appears, with the term “Annuity Starting Date.”

3.             Subsection 10.C shall be amended by replacing the term “retirement date” with the term “Annuity Starting Date.”

4.             Subsection 10.C shall be further amended by adding the following at the end thereof:

If (i) an Employee retires or terminates employment before his Normal Retirement Date, then reaches his Normal Retirement Date before he elects to commence pension payments, and fails to elect one of the forms of pension payment specified above, or (ii) an Employee retires on or after reaching Normal Retirement Date and fails to elect one of the forms of pension payment specified above, the Employee’s pension payments shall, except as provided in Subsection 10.P.3, commence as of the later of his Normal Retirement Date or actual retirement date, and as soon as practicable following the later of his Normal Retirement Date or his actual retirement, in the normal form of payment specified in Subsection 10.A.

An Employee’s election to commence pension payments shall be made in accordance with procedures established by the Administrator, including, but not limited to, procedures regarding (i) the date by which an Employee must request a benefit calculation and election forms based on a particular Annuity Starting Date and (ii) the date by which an Employee must return such forms for the benefit to commence on such Annuity Starting Date. Such procedures shall provide that an Employee’s Annuity Starting Date shall in no event be earlier than the date on which the Employee makes a request for a benefit calculation and election forms.

5.            Section 10 shall be amended by adding Subsections 10.P and 10.Q, to read as follows:

P.	If the written explanation described in Subsection 10.A is provided to a Participant after the Annuity Starting Date to which it relates, the following provisions shall apply:

1.	If any payments are required to be made under the provisions of this Plan retroactive to an Annuity Starting Date that is before the date on which such payments actually commence, an appropriate adjustment shall be made for interest through the date of distribution at a rate determined in a uniform and non-discriminatory manner by the Administrator. Notwithstanding the foregoing, if the benefit is subject to the requirements of section 417(e)(3) of the Code, and the Employee would receive a greater amount by applying the actuarial assumptions specified in Subsection 10.J determined as of the date on which payments actually commence to compute the benefit, then the Employee shall receive such greater amount. Furthermore, notwithstanding the foregoing, the amount of the benefit (other than a benefit that is not subject to the requirements of section 417(e)(3) of the Code and commences within 12 months of the Annuity Starting Date) must satisfy the requirements of Appendix B using the actuarial assumptions specified in Subsection 10.J determined as of the Annuity Starting Date and as of the date on which payments actually commence, whichever produces a smaller benefit.

2.	The Employee’s election to commence benefits must include the Employee’s affirmative election of such Annuity Starting Date, and any required consent of the Employee’s spouse, if applicable, must include an affirmative election of such Annuity Starting Date. For this purpose, the Employee’s spouse is determined based on the date that pension payments actually commence.

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3.	If (i) an Employee terminates employment or retires before his Normal Retirement Date, then reaches his Normal Retirement Date before he elects to commence pension payments, and fails to elect one of the forms of pension payment specified in Subsection 10.C, and the requirements of Subsection 10.P.2 are not satisfied or (ii) an Employee retires on or after reaching Normal Retirement Date, fails to elect one of the forms of pension payment specified in Subsection 10.C, and the requirements of Subsection 10.P.2 are not satisfied, the Employee’s pension payments shall commence as soon as practicable following the later of his Normal Retirement Date or his actual retirement in the normal form of payment specified in Subsection 10.A and shall be actuarially increased using the assumptions specified in Subsection 10.J to reflect commencement after his Normal Retirement Date or actual retirement date, as applicable.

Q.	For purposes of this Section 10, “Annuity Starting Date” means either the first day of the first period for which an Employee is paid an annuity under this Plan or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Employee to such benefit.

                IN WITNESS WHEREOF, this amendment has been executed on this ____ day of February, 2005.

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SECOND AMENDMENT TO
CURTISS-WRIGHT ELECTRO-MECHANICAL DIVISION
PENSION PLAN

                WHEREAS, pursuant to Section 18 of the Curtiss-Wright Electro-Mechanical Division Pension Plan (“the Plan”), the Administrative Committee (the “Committee”), may amend the Plan; and

                WHEREAS, Curtiss-Wright Electro-Mechanical Corp. (“CWEMC”), as the result of the transaction effective November 1, 2004, by which it acquired certain assets and assumed certain liabilities from Flowserve US Inc. (“Flowserve”), which assets and liabilities related to operations that were known as the Governmental Marine Business Unit (“GMBU”) of Flowserve, has established and maintains the Engineered Pump Division (“EPD”) of CWEMC; and

                WHEREAS, the Committee desires to amend the Plan to designate EPD as an Employer for purposes of the Plan and to implement special provisions applicable to certain represented employees who became participants in connection with the acquisition of EPD,

                NOW, THEREFORE, IT IS RESOLVED that the Pension Plan is amended in the following respects, effective as of November 1, 2004:

1.             Appendix D is amended by deleting the sentence “No additional entities.” and inserting the following new Item 1:

                1.       Engineered Pump Division

A.	The business unit denominated the Engineered Pump Division (“EPD”), which unit comprises operations that were acquired by Curtiss-Wright Electro-Mechanical Corporation from Flowserve US Inc. (“Flowserve”) and that, prior to such acquisition, were known as the Governmental Marine Business Unit (“GMBU”) of Flowserve, shall be deemed an Employer for purposes of the Plan, effective as of November 1, 2004.

B.	Effective as of November 1, 2004, the EPD business unit shall not be an Excluded Unit for any purpose under the Plan.

C.	For the purpose of determining the Eligibility Service and Vesting Service of an Employee who had been employed at the GMBU operations of Flowserve prior to November 1, 2004, the GMBU operations of the Flowserve shall be deemed to be a business unit of the Company that had been designated as an Excluded Unit.

2.             Appendix E is added to the Plan, to read in its entirety as follows:

Appendix E – Special Rules Applicable to
Specified Represented Employees at Engineered Pump Division

                1.       Employees subject to Appendix E

In accordance with the provisions of the agreement between Curtiss-Wright Electro-Mechanical Corporation (“CWEMC”) and Flowserve US Inc. (“Flowserve”) pursuant to which CWEMC acquired from Flowserve operations theretofore known as the Governmental Marine Business Unit (“GMBU”), the provisions of this Appendix E shall be applicable only to the following employees at the Engineered Pump Division (“EPD”) of CWEMC, who are represented by Local 8228 of the United Steelworkers of America (herein “the Grandfathered Represented Employees”):

Tony Amato
Russ Saylor
Tom Volkert

                2.       Eligibility for Special Early Retirement Benefits

Any Grandfathered Represented Employee who

(a)	has completed at least 15 years of Eligibility Service and who either
(i)	has attained age 55 or and whose combined age and years of Eligibility Service equals 75 or more or
(ii)	has not attained age 55 and whose combined age and years of Eligibility Service equals 80 or more, and

(b)	either
(i)	has been laid off and not recalled within 2 years, or
(ii)	whose employment has been terminated as a result of a permanent shutdown of the plant or a division thereof, or
(iii)	who has been laid off as a result the permanent shutdown of a division of the plant and not recalled within 2 years or who has reached the requirements for a Normal Retirement Pension or an Early Retirement Pension at any time during said two-year period of layoff, shall be eligible to retire and shall upon his retirement be eligible for a pension. His eligibility under clause (b)(i) of the foregoing sentence shall be determined as of the end of such two-years of layoff; his eligibility under clause (b)(ii) of the foregoing sentence shall be determined as of the date of his termination of employment; and his eligibility under clause (b)(iii) of the foregoing sentence shall be determined as of the date that he reaches the requirements for a Normal Retirement Pension or an Early Retirement Pension.

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Notwithstanding any provision hereof to the contrary, no pension shall be payable in accordance with this Appendix E for any month with respect to which the Grandfathered Represented Employee claims and is eligible for sickness or accident benefits provided under an Employer program or for similar benefits provided under law. For the purpose of determining a Grandfathered Represented Employee’s eligibility for benefits in accordance with this Appendix E, his years of Eligibility Service shall include his period of employment with Flowserve and its predecessors at GMBU, as determined in accordance with the provisions of Part B-7 of the Flowserve Corporation Pension Plan (the “Flowserve Plan”).

                3.       Determination of Special Early Retirement Pension

The amount of the special early retirement pension payable to a Grandfathered Represented Employee who becomes eligible for such pension in accordance with Paragraph 2 shall be determined in accordance with the provisions of Section 4 or Section 5, as applicable, except that (a) the pension will not be actuarially reduced for early commencement; (b) in no month will the pension amount be less than the minimum pension in effect at the time of his retirement; and (c) in no month will the amount of his pension, when added to the pension payable to him under Section 5.2 of Part B-7 of the Flowserve Plan, be less than the amount that would have been payable to him if he had continued to participate in Part B-7 of the Flowserve Plan until the date that he became eligible for a pension in accordance with Paragraph 2 of this Appendix E, taking account of the provisions of Section 5.2 of Part B-7 of the Flowserve Plan relating to the date at which any pension reduction attributable to Social Security benefits may commence.”

                IN WITNESS WHEREOF, this amendment has been executed on this ____ day of February, 2005.

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